ENERGY TRANSFER EQUITY
REPORTS THIRD QUARTER RESULTS

Dallas - November 5, 2014 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended September 30, 2014.
Distributable Cash Flow, as adjusted, for the three months ended September 30, 2014 was $234 million compared to $211 million for the three months ended September 30, 2013, an increase of $23 million. ETE’s net income attributable to partners was $188 million for the three months ended September 30, 2014 compared to $151 million for the three months ended September 30, 2013, an increase of $37 million.
Distributable Cash Flow, as adjusted, for the nine months ended September 30, 2014 was $652 million compared to $569 million for the nine months ended September 30, 2013, an increase of $83 million. ETE’s net income attributable to partners was $520 million for the nine months ended September 30, 2014 compared to $368 million for the nine months ended September 30, 2013, an increase of $152 million.
The Partnership’s recent key accomplishments include the following:

•
In October, ETE’s Board of Directors approved its eighth consecutive increase in its quarterly distribution to $0.415 per unit ($1.66 annualized) on ETE common units for the quarter ended September 30, 2014. Based on the increased distribution rate, ETE’s distribution coverage ratio was 1.04x for the quarter.

•
In October 2014, the Partnership, Energy Transfer Partners, L.P. (“ETP”) and Phillips 66 announced that they have formed two joint ventures to develop the previously announced Dakota Access Pipeline (“DAPL”) and Energy Transfer Crude Oil Pipeline (“ETCOP”) projects. ETE and ETP will hold an aggregate interest of 75% in each joint venture and will operate both pipeline systems. Phillips 66 owns the remaining 25% interests and will fund its proportionate share of the construction costs. The DAPL and ETCOP projects are expected to begin commercial operations in the fourth quarter of 2016.

The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, November 6, 2014 to discuss its third quarter 2014 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are the distributions it receives related to its direct and indirect investments in ETP and Regency Energy Partners LP (“Regency”), including 100% of ETP’s and Regency’s general partner interest and incentive distribution rights, ETP common units, Regency common units, ETP Class H Units, and the Partnership’s ownership of Lake Charles LNG Company, LLC (previously named Trunkline LNG Company, LLC). The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 30.8 million ETP common units, and approximately 50.2 million ETP Class H Units, which track 50% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). ETE also owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 57.2 million RGP common units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently owns and operates approximately 35,000 miles of natural gas and natural gas liquids pipelines. ETP owns 100% of Panhandle Eastern Pipe Line Company, LP (the successor of Southern

Union Company) and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally ETP owns the general partner, 100% of the incentive distribution rights and approximately 44% of the limited partnership interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of natural gas liquids; the gathering, transportation and terminaling of oil (crude and/or condensate) received from producers; and the management of coal and natural resource properties in the United States. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP web site at www.regencyenergy.com.

Sunoco Logistics Partners L.P. (NYSE:SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. Sunoco LP also operates more than 100 convenience stores and retail fuel sites. Sunoco LP’s general partner is owned by Energy Transfer Partners, L.P. (NYSE:ETP). For more information, visit the Sunoco LP web site at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:             Media Relations:
Energy Transfer             Vicki Granado
Brent Ratliff                Granado Communications Group
214-981-0700 (office)            214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS	$8,042	$6,536

PROPERTY, PLANT AND EQUIPMENT, net	38,737	30,682

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,633	4,014
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	1	18
GOODWILL	7,867	5,894
INTANGIBLE ASSETS, net	5,504	2,264
OTHER NON-CURRENT ASSETS, net	897	922
Total assets	$64,681	$50,330

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$8,431	$6,500

LONG-TERM DEBT, less current maturities	28,508	22,562
DEFERRED INCOME TAXES	4,230	3,865
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	112	73
OTHER NON-CURRENT LIABILITIES	1,060	1,019

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	32	32
REDEEMABLE NONCONTROLLING INTEREST	15	—

EQUITY:
Total partners’ capital	709	1,078
Noncontrolling interest	21,584	15,201
Total equity	22,293	16,279
Total liabilities and equity	$64,681	$50,330

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES	$14,987	$12,486	$42,210	$35,728
COSTS AND EXPENSES:
Cost of products sold	13,015	11,064	36,808	31,436
Operating expenses	540	419	1,359	1,178
Depreciation, depletion and amortization	425	332	1,248	962
Selling, general and administrative	185	142	490	448
Total costs and expenses	14,165	11,957	39,905	34,024
OPERATING INCOME	822	529	2,305	1,704
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(356)	(298)	(1,015)	(913)
Equity in earnings of unconsolidated affiliates	84	38	265	182
Gains (losses) on extinguishments of debt	2	—	2	(7)
Gains (losses) on interest rate derivatives	(25)	3	(73)	55
Gain on sale of AmeriGas common units	14	87	177	87
Other, net	(15)	33	(38)	—
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	526	392	1,623	1,108
Income tax expense from continuing operations	56	49	271	136
INCOME FROM CONTINUING OPERATIONS	470	343	1,352	972
Income from discontinued operations	—	13	66	44
NET INCOME	470	356	1,418	1,016
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	282	205	898	648
NET INCOME ATTRIBUTABLE TO PARTNERS	188	151	520	368
GENERAL PARTNER’S INTEREST IN NET INCOME	—	1	1	1
CLASS D UNITHOLDER INTEREST IN NET INCOME	—	—	1	—
LIMITED PARTNERS’ INTEREST IN NET INCOME	$188	$150	$518	$367
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.35	$0.26	$0.94	$0.62
Diluted	$0.35	$0.26	$0.93	$0.62
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.35	$0.27	$0.95	$0.65
Diluted	$0.35	$0.27	$0.94	$0.65
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	538.8	561.4	546.6	560.8
Diluted	539.9	561.4	547.6	560.8

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
“Distributable Cash Flow,” “Distributable Cash Flow, as adjusted,” and “Distribution Coverage Ratio” (1):
Cash distributions from ETP associated with:
Limited partner interest	$30	$45	$88	$223
General partner interest	6	5	16	15
Incentive distribution rights	200	165	546	528
IDR relinquishments	(67)	(21)	(182)	(107)
Class H Units (50.05% general partner interest and incentive distribution rights distributions from SXL)	56	51	159	51
Distributions credited to Holdco consideration (2)	—	—	—	(68)
Total cash distributions from ETP	225	245	627	642
Cash distributions from Regency associated with:
Limited partner interest	29	12	70	36
General partner interest	2	1	4	3
Incentive distribution rights	8	3	23	8
IDR relinquishment	(1)	(1)	(2)	(2)
Total cash distributions from Regency	38	15	95	45
Cash dividends from Holdco	—	—	—	50
Total cash distributions and dividends from ETP, Regency and Holdco	263	260	722	737

Distributable cash flow attributable to Lake Charles LNG (3)	51	—	146	—

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(3)	(3)	(10)	(28)
Management fee to ETP (4)	(24)	(5)	(71)	(10)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(55)	(43)	(141)	(149)
Distributable Cash Flow	232	209	646	550
Transaction-related expenses	2	2	6	19
Distributable Cash Flow, as adjusted	$234	$211	$652	$569

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$224	$189	$624	$554
Distributions to be paid to general partner	1	—	2	1
Distributions to be paid to Class D unitholder	1	—	2	—
Total cash distributions to be paid to the partners of ETE	$226	$189	$628	$555

Distribution coverage ratio (5)	1.04x	1.12x	1.04x	1.03x

Reconciliation of Non-GAAP “Distributable Cash Flow” and “Distributable Cash Flow, as adjusted” to GAAP “Net income” (1):
Net income attributable to partners	$188	$151	$520	$368
Equity in income related to investments in ETP, Regency and Holdco	(229)	(207)	(639)	(573)

Total cash distributions and dividends from ETP, Regency and Holdco	263	260	722	737
Amortization included in interest expense (excluding ETP and Regency)	2	5	6	14
Fair value adjustment of ETE Preferred Units	—	—	—	9
Other non-cash (excluding ETP, Regency and Holdco)	8	—	37	(5)
Distributable Cash Flow	232	209	646	550
Transaction-related expenses	2	2	6	19
Distributable Cash Flow, as adjusted	$234	$211	$652	$569

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash Flow. The schedule above provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP (including the ETP Class H units which track the general partner and IDRs in Sunoco Logistic Partners L.P.) and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definition of Distributable Cash Flow also includes distributable cash flow from Lake Charles LNG to the Partnership beginning January 1, 2014. Distributable Cash Flow for the three and nine months ended September 30, 2013 also included Holdco until ETE’s 60% interest in Holdco was contributed to ETP on April 30, 2013.

Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.

Distributable Cash Flow is also an important non-GAAP financial measure for our limited partners since it indicates to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow is net income for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and nine months ended September 30, 2014 and 2013 for comparative purposes.

Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP (including the ETP Class H units which track the general partner and IDRs in Sunoco Logistic Partners L.P.) and Regency, plus, beginning in 2014, distributable cash flow from Lake Charles LNG and, for 2013, dividends from Holdco (as described in the definition of Distributable Cash Flow above), net of the Partnership’s cash expenditures for general and administrative costs and interest expense, excluding certain items, such as transaction-related expenses. Due to the cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, for the three and nine months ended September 30, 2014 and 2013 is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period. The GAAP measure most directly comparable to Distributable Cash Flow, as adjusted, is net income for the Parent Company on a stand-alone basis. The accompanying analysis of Distributable Cash Flow, as adjusted, is presented for the three and nine months ended September 30, 2014 and 2013 for comparative purposes.

(2)
For the nine months ended September 30, 2013, cash distributions paid by ETP exclude distributions on 49.5 million ETP common units issued to ETE as a portion of the considerations for ETP’s acquisition of ETE’s interest in Holdco on April 30, 2013. These ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction pursuant to the contribution agreement.

(3)	Distributable cash flow attributable to Lake Charles LNG was calculated as follows (unaudited):

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Revenues	$55	$162
Operating expenses	(5)	(13)
Selling, general and administrative expenses	(1)	(4)
Other, net	2	1
Distributable cash flow attributable to Lake Charles LNG	$51	$146

(4)	In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively.

(5)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS	$23	$13
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	5,303	3,841
INTANGIBLE ASSETS, net	11	14
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	49	41
Total assets	$5,395	$3,918
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES	$143	$38
LONG-TERM DEBT, less current maturities	4,540	2,801
OTHER NON-CURRENT LIABILITIES	3	1
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	(1)	(3)
Limited Partners:
Common Unitholders	687	1,066
Class D Units	18	6
Accumulated other comprehensive income	5	9
Total partners’ capital	709	1,078
Total liabilities and partners’ capital	$5,395	$3,918

STATEMENTS OF OPERATIONS
(Amounts in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(20)	$(11)	$(83)	$(40)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(57)	(47)	(147)	(164)
Gains on interest rate derivatives	—	3	—	9
Equity in earnings of unconsolidated affiliates	269	207	756	573
Other, net	(2)	(1)	(4)	(11)
INCOME BEFORE INCOME TAXES	190	151	522	367
Income tax expense (benefit)	2	—	2	(1)
NET INCOME	188	151	520	368
GENERAL PARTNER’S INTEREST IN NET INCOME	—	1	1	1
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	—	—	1	—
LIMITED PARTNERS’ INTEREST IN NET INCOME	$188	$150	$518	$367